Exhibit 99

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.004 per share, of Velocity Express Corporation, and further agree that this Joint Filing Agreement be included as an exhibit to the Schedule 13D. Each party to this Joint Filing Agreement expressly authorizes each other party to file on its behalf any and all amendments to such statements. In evidence thereof, the undersigned, being duly authorized, hereby execute this agreement this 13th day of July, 2006.

                                  EXETER CAPITAL PARTNERS IV, L.P.


                                  By:  /s/ Keith R. Fox
                                     -----------------------------
                                     Keith R. Fox



                                  EXETER IV ADVISORS, L.P.


                                  By:  /s/ Keith R. Fox
                                     -----------------------------
                                     Keith R. Fox


                                  EXETER IV ADVISORS, INC.


                                  By:  /s/ Keith R. Fox
                                     -----------------------------
                                     Keith R. Fox


                                  KEITH R. FOX


                                  By:  /s/ Keith R. Fox
                                     -----------------------------
                                     Keith R. Fox